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                                                                    EXHIBIT 23.3

                          CONSENT OF LATHAM & WATKINS

National Golf Properties, Inc.

We consent to your filing our legal opinion regarding certain tax matters as an exhibit to the Registration Statement and to the reference to our firm contained under the headings "Material Federal Income Tax Consequences" and "Legal Opinions."



                                            LATHAM & WATKINS

June 21, 1996